SEED MONEY AGREEMENT
                              --------------------

                  SEED MONEY AGREEMENT (the "Agreement") made as of this 29th day of February, 2000 by and between Teachers Insurance and Annuity Association of America ("TIAA"), a nonprofit corporation existing under the laws of the State of New York, and TIAA- CREF Life Funds ("Life Funds"), a Delaware Business Trust.

                  1. TIAA hereby agrees to invest in the Growth Equity, Growth & Income, International Equity, and Social Choice Equity funds of the Life Funds (the "New Funds") the sum of $175,000,000 on March 1, 2000 or as soon thereafter as practicable, divided as follows:

                     Growth Equity - $50,000,000
                     Growth & Income - $50,000,000
                     International Equity - $50,000,000
                     Social Choice Equity - $25,000,000

                  2. In consideration for such investment and without deduction of any charges, the Life Funds shall credit TIAA with such shares, of which TIAA shall be the owner, in each of the New Funds in such amounts as shall be mutually agreed upon. Such shares will share pro rata in the investment performance of each New Fund and shall be subject to the same valuation procedures and the same periodic deductions as are other shares in that fund. The value of such shares in each New Fund on the day the initial investment is made shall be $25.00.

                  3. TIAA represents that the shares acquired under this Agreement are being, and will be, acquired for investment (and not with a view to distribution or resale to the public) and can be disposed of only by redemption.

                  4. Shares acquired under this Agreement will be held by TIAA for its own account until redeemed by TIAA. Amounts will be redeemed at prices equal to the respective net asset value of shares of the applicable fund next determined after the Life Funds receive TIAA's proper notice of redemption.

                  5. TIAA may purchase, and the Life Funds may issue, additional shares of the New Funds as the parties may agree.

                  6. This Agreement will be construed and enforced in accordance with and governed by the provisions of the Investment Company Act of 1940 and the laws of the State of New York.

                                                  TEACHERS INSURANCE AND
                                                  ANNUITY ASSOCIATION OF AMERICA


                                                  By /s/ Scott C. Evans
                                                    ----------------------------
                                                     Executive Vice President



                                                  TIAA-CREF LIFE FUNDS


                                                  By /s/ Martin E. Galt, III
                                                    ----------------------------
                                                     President

                              SEED MONEY AGREEMENT
                              --------------------

                  SEED MONEY AGREEMENT (the "Agreement") made this 30th day of November, 1998 by and between Teachers Insurance and Annuity Association of America ("TIAA"), a nonprofit corporation existing under the laws of the State of New York, and TIAA-CREF Life Funds (the "Fund"), a segregated investment account of TIAA.

                  1. TIAA hereby agrees to invest in the Fund the sum of $25,000,000 on December 1st or as soon thereafter as practicable.

                  2. In consideration for such investment and without deduction of any charges, the Fund shall credit TIAA with such shares, of which TIAA shall be the owner, of the Stock Index Fund of the Fund in such amounts as shall be mutually agreed upon. Such shares will share pro rata in the investment performance of the Stock Index Fund and shall be subject to the same valuation procedures and the same periodic deductions as are other shares in that portfolio. The value of such shares on the day the initial investment is made shall be $25.00.

                  3. TIAA represents that the shares acquired under this Agreement are being, and will be, acquired for investment (and not with a view to distribution or resale to the public) and can be disposed of only by redemption.

                  4. Shares acquired under this Agreement will be held by TIAA for its own account until redeemed by TIAA. Amounts will be redeemed at prices equal to the respective net asset value of shares of the applicable series of the Fund next determined after the Fund receives TIAA's proper notice of redemption.

                  5. TIAA may purchase, and the Fund may issue, additional shares as the parties may agree.

                  6. This Agreement will be construed and enforced in accordance with and governed by the provisions of the Investment Company Act of 1940 and the laws of the State of New York.



                                                  TEACHERS INSURANCE AND
                                                  ANNUITY ASSOCIATION OF AMERICA


                                                  By: /s/ Peter C. Clapman
                                                      --------------------------
                                                      Peter C. Clapman
                                                      Senior Vice President and
                                                      Chief Counsel, Investments


                                                  TIAA-CREF LIFE FUNDS


                                                  By: /s/ Thomas G. Walsh
                                                      --------------------------
                                                      Thomas G. Walsh
                                                      Chairman of the Board
                                                      and President